Exhibit 10.4

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of August 26, 2019 (this “Agreement”), is made by each signatory hereto indicated as a “Grantor” (each individually, a “Grantor”, and collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity and, together with its permitted successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Grantors entered into a Credit Agreement, dated as of August 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Grantors, Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., the Administrative Agent and the other persons party thereto;

WHEREAS, the Grantors entered into an ABL Collateral Agreement dated as of August 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantors, the Administrative Agent and the other persons party thereto, pursuant to which each Grantor granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, each Grantor agreed to execute this Agreement, in order to record the security interest granted to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Administrative Agent as follows:

SECTION 1.	Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2.	Notice and Confirmation of Grant of Security Interest in Trademark Collateral

SECTION 2.1 Notice and Confirmation of Grant of Security. Each Grantor hereby confirms the grant in the Collateral Agreement to the Administrative Agent, for the benefit of the Secured Parties, of a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

All of Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names and other indicia of origin or source identification, whether registered or unregistered (other than Intent-to-Use Applications), and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extension and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other trademark rights accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.	Collateral Agreement, Credit Agreement and Crossing Lien Intercreditor Agreement

The security interest confirmed pursuant to this Agreement is confirmed in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Collateral Agreement, and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement, the Credit Agreement or the Crossing Lien Intercreditor Agreement, the provisions of the Collateral Agreement, the Credit Agreement or the Crossing Lien Intercreditor Agreement, as applicable, shall control.

SECTION 4.	Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5.	Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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EXECUTION VERSION

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOGO LLC, as Grantor

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

GOGO BUSINESS AVIATION LLC, as Grantor

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Daglas Panchal

Name:	Daglas Panchal

Title:	Authorized Officer

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